EXHIBIT 10.1.3

AMENDMENT NUMBER III
TO EMPLOYMENT AGREEMENT FOR
CHIEF EXECUTIVE OFFICER

Bancshares of Florida, Inc. f/k/a Citizens Bancshares of South Florida, Inc. f/k/a Citizens Bancshares of Southwest Florida, Inc. (“Banchsares”), Citizens National Bank of Southwest Florida (“Citizens National”), Bank of Florida and Michael L. McMullan (“Executive”) hereby amend that certain Employment Agreement for Chief Executive Officer, dated as of April 28, 1999, and as amended on July 30, 2001 (“Agreement”), as follows:

Section 1.    All references to Citizens National in the Agreement are now deemed to be references to Bank of Florida. Accordingly, all rights and duties of Citizens National contained in the Agreement are hereby assigned and delegated to, and assumed and accepted by Bank of Florida. Furthermore, all rights and duties of the Executive relative to Citizens National are now rights and duties relative to Bank of Florida.

Section 2.    Except as amended herein, the remainder of the Agreement is hereby restated and reincorporated by reference and shall remain in full force and effect.

IN WITNESS HEREOF, the parties hereto have executed this Agreement Number III as of the day and year first written below.

EMPLOYEE		BANCSHARES OF FLORIDA, INC.

By:	/s/ MICHAEL L. MCMULLAN	By:	/s/ JOE B. COX
	Michael L. McMullan		Joe B. Cox Chairman of the Board

BANK OF FLORIDA		CITIZENS NATIONAL BANK OF SOUTHWEST FLORIDA

By:	/s/ HARRY K. MOON, M.D.	By:	/s/ JOHN B. JAMES
	Harry K. Moon, M.D. Chairman of the Board		John B. James President and Chief Executive Officer

Dated: August 30, 2002